Exhibit 10.2

SUBLEASE

THIS SUBLEASE (the “Sublease”), entered into as of this 16th day of December, 2000, is by and between Mypodiamond, Inc., a Delaware corporation, having its principal office and place of business at 200 North Repauno Ave., Gibbstown, New Jersey 08027 (“SUBLANDLORD”), and Dynamic Materials Corporation, a Delaware corporation, having its principal office and place of business at 551 Aspen Ridge Drive, Lafayette, Colorado 80026 (“SUBTENANT”).

BACKGROUND

(a)           On March 31, 1999, SUBLANDLORD purchased the assets of the polycrystaline industrial diamond business (the “Business”) from E.I. Dupont de Nemours & Company (“Dupont”);

(b)           Dupont is a tenant with respect to a lease dated October 19, 1985 (the “Owner Lease”) with the Daniel Harper Estate as fee simple owners (“Owners”) of an approximately 378 acre tract of land situate in Fayette County, Pennsylvania (the “Dunbar Facility”), of which approximately 27 acres (which includes the right to use the Blue Stone Mine (“Blue Stone Mine”) located thereon (collectively with the Blue Stone Mine the “Leased Premises”) is used in the Business;

(b)           On July 22, 1996, Dupont sold its explosion bonding clad metal business (“Explosion Business”) to SUBTENANT and entered into a sublease with SUBTENANT for the Leased Premises (the “Dupont Sublease”);

(c)           Dupont and Owners have terminated the Owner Lease as of December 16, 2000;

(d)           SUBLANDLORD entered into a new lease with Owners effective December 16, 2000 (“Master Lease”) for the Dunbar Facility.

(e)           SUBLANDLORD wishes to enter into a new sublease with the SUBTENANT.

Therefore, it is the intent of the parties hereto that SUBLANDLORD shall sublease the Leased Premises to SUBTENANT upon and subject to the conditions and limitations herein.

NOW, THEREFORE, incorporating the foregoing Background herein by this reference, the parties hereto, intending to be legally bound, agree as follows:

1.             MASTER LEASE. By the MASTER LEASE dated as of September 21, 2000 and effective on December 16, 2000 (the “Effective Date”) by and between the Owners and SUBLANDLORD, as tenant, Owners have leased to SUBLANDLORD the Dunbar Facility. This Sublease is made subject to the MASTER LEASE except where the provisions of the MASTER LEASE are inconsistent with the provisions of this Sublease, in which case the provisions of this Sublease will control. Where in the MASTER LEASE there are duties owed by Owners to SUBLANDLORD which are necessary for the proper enjoyment of this Sublease, SUBLANDLORD will make all commercially reasonable efforts to obtain the performance of such duties by Owners in favor of SUBTENANT, but SUBLANDLORD shall not be liable for the failure of Owners under the terms of MASTER LEASE to perform said duties nor for the result of such failure. If Owners are in default of its obligations and SUBLANDLORD is unsuccessful in obtaining Owners’ performance, then upon SUBTENANT’s written request, SUBLANDLORD shall assign to SUBTENANT its rights to enforce such defaulted obligations of the MASTER LEASE against Owners. SUBTENANT hereby agrees to faithfully and promptly perform all of the obligations and duties of SUBLANDLORD to Owners under the MASTER LEASE with respect only to the Leased Premises except the obligation of SUBLANDLORD to pay rent, which obligation SUBLANDLORD agrees to continue to perform during the term hereof.

2.             LEASED PREMISES. SUBLANDLORD, for and in consideration of the rents, covenants and agreements hereinafter reserved, mentioned and contained on the part of SUBTENANT, its successors and permitted assigns, does hereby lease, rent and demise unto SUBTENANT, and SUBTENANT does hereby take and hire, upon and subject to the conditions and limitations hereinafter expressed, a portion of the Dunbar Facility .

The Dunbar Facility comprises the tract of land described as follows:

ALL THAT CERTAIN TRACT OR PARCEL OF LAND situate in the Township of Dunbar, County of Fayette and Commonwealth of Pennsylvania, containing approximately 378 acres, more or less; said tract is as shown on the Mine Survey of the former New Castle Lime & Stone Company Mine, prepared by Sucevic Engineering, Hopwood, PA, in September 1979 (the “Plan”) attached hereto, made a part hereof and marked Exhibit “A-1.”

The Leased Premises is the portion of the Dunbar Facility containing approximately 27 acres shown on the Plan attached hereto as Exhibit “A-2” and described as follows:  the surface land bounded by (a) a 2,700 foot length of the Dunbar-Ohiopyle Road (L.R. 26047) (at its centerline) to the Southwest; (b) a line extending from the intersection of the mine access road and Dunbar-Ohiopyle Road approximately 800 feet to the edge of the mine face; (c) the mine face starting from the edge of the mine face and extending along the mine face to a point beyond the explosives magazine that is approximately 600 feet from the centerline of the easternmost mine portal; and (d) a line from the mine face (as extended) traveling approximately 700 feet to the Dunbar-Ohiopyle Road (L.R. 26047).

In addition, SUBLANDLORD hereby leases, rents and demises unto SUBTENANT as part of the Leased Premises the right to enter and use certain of the underground passages of the Blue Stone Mine, such passages being shown on the Plan attached as Exhibit “A-2,” upon and subject to the limitations hereinafter expressed. The Plan is marked to show the primary access and operating areas, the emergency access areas, and the areas for explosions (the “Explosion Areas”). Except as expressly provided herein, SUBTENANT shall have no right to the surface portion of the Blue Stone Mine or to the underground passages which are not a part of the Leased Premises.

The Leased Premises are subleased subject to the following, in addition to the MASTER LEASE:

(1)           all matters of record concerning use of the Leased Premises and any state of facts that an inspection or survey of the Leased Premises would disclose;

(2)           present and future zoning laws, ordinances, resolutions, and regulations of all boards, bureaus, or commissions and bodies of any municipal, county, state, or federal sovereign now or hereafter having or acquiring jurisdiction of the Leased Premises and the use and improvements thereof;

(3)           the effect of all present and future laws and ordinances relating to SUBTENANT’s use of the Leased Premises;

(4)           violations of laws and ordinances that might be disclosed by an examination and inspection or search of the Leased Premises as of the date first above written;

(5)           except as set forth in Section 12, the condition and state of repair of the Leased Premises as the same may be on the Effective Date;

(6)           all taxes, assessments, water meter, and water charges, sewer rents commencing as of the Effective Date.

(7)           existing oil and gas leases on the Leased Premises, under which SUBTENANT is not permitted to drill within the area actually occupied by the hereinbefore referred to Blue Stone Mine; and

(8)           the right of the Owners to enter on the surfaceland of Leased Premises to cut and remove timber (provided however that SUBLANDLORD AND SUBTENANT agree that each will use reasonable efforts to prevent such activities within the Leased Premises).

3.             TOLL MANUFACTURING AGREEMENT. Pursuant to an assignment from Dupont dated as of March 31, 2000, SUBLANDLORD was assigned the Tolling/Services Agreement for Industrial Diamonds dated as of July 22, 1996 between Dupont and the SUBTENANT (the “Tolling Agreement”), pursuant to which SUBTENANT has agreed to perform certain services for the Business supplied originally by Dupont and now by SUBTENANT, involving detonating materials on the Leased Premises to make industrial diamonds with each party acknowledges is in full force and effect as of the date of this Sublease..

4.             REQUIREMENTS OF PUBLIC AUTHORITY. During the term of this Sublease, SUBTENANT, at its own cost and expense, shall promptly observe and comply with all present and future laws, ordinances, requirements, orders, directives, rules, and regulations of the Federal, State, County, Town, Village, and City Governments, and of all other governmental authorities affecting the Leased Premises or any part thereof whether the same are in force at the commencement of the term of this Sublease or may in the future be passed, enacted or directed, and, except as set forth in Section 12 herein, SUBTENANT shall pay all costs, expenses, liabilities, losses, damages, fines, penalties, claims, and demands, including reasonable counsel fees, that may in any manner arise out of or be imposed upon SUBLANDLORD because of the failure of SUBTENANT to comply with the covenants of this Paragraph. Without limiting the foregoing, SUBTENANT, at SUBTENANT’s cost and expense, shall obtain and maintain all licenses, permits and approvals necessary to perform explosion bonding operations and services under the Tolling Agreement and SUBLANDLORD shall take all reasonable actions (so long as no out-of-pocket costs are incurred on its part) to assist SUBTENANT in obtaining the same.

5.             TERM. Unless sooner terminated as provided herein, the term of this Sublease shall commence on December 16, 2000, said date being hereinafter referred to as the “Commencement Date,” and shall expire at 11:59 p.m., eastern standard time, on December 15, 2005, provided, however, that assuming there is no Event of Default existing, or with the passage of time would exist, the term of this Sublease may be extended at SUBTENANT’S option  as follows:  for a first additional term of five (5) years from December 16, 2005 to expire at 11:59 p.m., eastern standard time, on December 15, 2010; for a second additional term of five (5) years from December 16, 2010 to expire at 11:59 p.m., eastern standard time on December 15, 2015; for a third additional five (5) year term from December 16, 2015 to expire at 11:59 eastern standard time on December 15, 2020;,for a forth additional term from December 16, 2020 to expire at 11:59 eastern standard time on December 15, 2025; and for a fifth four(4) year term to commence on December 16, 2025 to expire at 11:59 p.m. eastern standard time on December 15, 2029 in each case by SUBTENANT giving SUBLANDLORD written notice of the exercise of such extension option prior to August 1st of the year prior to the year of expiration.

6.             RENT. The rent for the Leased Premises shall be as follows: From and after the Commencement Date and to the expiration or earlier termination of this Sublease, SUBTENANT shall pay monthly, in advance, the following sums:  From the date hereof to December 15, 2001, the yearly rental shall be SEVENTY-EIGHT THOUSAND SEVEN HUNDRED AND FIFTY and 00/100 ($78,750.00) DOLLARS to be paid in twelve equal monthly installments commencing on December 16, 2000 and continuing thereafter as provided herein. This rental rate is referred to as the “Annual Rent” and is subject to increase as provided herein. As used in this Section:

(a)           “Index” shall mean the “Consumer Price Index for Urban Wage Earners and Clerical Workers” “(1967=100)” specified for “All Items”, relating to PA-NJ-DE-MD and issued by the Bureau of Labor Statistics of the United States Department of Labor. In the event the Index shall hereafter be converted to a different standard reference base or otherwise revised, the determination of the Percentage Increase (defined below) shall be made with the use of such conversion factor, formula or table for converting the Index as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice Hall, Inc., or, failing such publication, by any other nationally recognized publisher of similar statistical information. In the event the Index shall cease to be published, then there shall be substituted for the Index such other index as SUBLANDLORD and SUBTENANT shall agree upon, and, if they are unable to agree within ninety (90) days after the Index ceases to be published, such matter shall be determined in Philadelphia, Pennsylvania by arbitration in accordance with the Rules of the American Arbitration Association.

(b)           “New Index” shall mean the Index reported for the November immediately preceding each Anniversary Date.

(c)           “Current Index” shall mean the index derived for the November of the year immediately preceding the year in which a New Index is derived.

(d)           “Anniversary Date” shall mean December 16, 2001 and each successive December 16th during the term of this Sublease.

(e)           “Percentage Increase” shall mean the percentage equal to the fraction, the numerator of which shall be the New Index less the Current Index, and the denominator of which shall be the Current Index.

The Annual Rent shall be increased on each Anniversary Date by the Percentage Increase, if any, as provided above. It is the intention of the parties that increases in the Annual Rent shall be determined based upon applying the Percentage Increase to the Annual Rent as adjusted in this Section 6. All other sums, charges or amounts which SUBTENANT has agreed to pay to SUBLANDLORD pursuant to this Sublease shall be hereinafter referred to as “Additional Rent,” and shall be collectible as rent. The Annual Rent and Additional Rent shall be payable at the office of SUBLANDLORD at the address herein contained or at such other place or places as SUBLANDLORD shall from time to time give SUBTENANT written notice. In the event that the New Index is not available by the Anniversary Date, SUBTENANT shall pay the Annual Rent at the then current rate until such New Index is available, and shall, with the next scheduled payment thereafter, pay all amounts that would have otherwise been due had the New Index been available.

7.             USE.

(a)           The Leased Premises shall be used only for (i) the operation of the Explosion Business, including the explosion bonding of clad metals, and (ii) performance of services pursuant to the Tolling Agreement (together, the “Permitted Use”). SUBTENANT shall not use or occupy the Leased Premises, or permit the same to be used or occupied, for any purpose other than the Permitted Use. In particular, SUBTENANT shall have no rights to mine or extract minerals from any portion of the Leased Premises. Only the Explosion Areas may be used for explosions.

(b)           In the event SUBTENANT’s operations within the limestone mine situated on the Leased Premises result in necessary removal of rocks from the Blue Stone Mine, SUBTENANT shall pile said rocks so removed in a nearby place to be designated by SUBLANDLORD for disposal by Owners. SUBTENANT shall have no right to the rock thus removed nor to the proceeds therefrom. Owners and SUBLANDLORD shall have the right of egress and ingress in order to remove such rocks at their own risk.

(c)           SUBTENANT acknowledges that the Blue Stone Mine can become damaged by overuse or improper use, in which case the Blue Stone Mine may be required to be closed or the frequency of explosions performed in the Blue Stone Mine may be required to be limited. In order to prolong the life of the Blue Stone Mine, SUBTENANT agrees to use no more than 17,500 lbs. of Explosive (as hereinafter defined) per detonation. As used in this Sublease, “Explosive” means the ammonium nitrate explosive material produced by SUBTENANT or such other materials that are approved by SUBLANDLORD from time to time in accordance with the operating procedures used by SUBTENANT, as amended from time to time by SUBTENANT in consultation with and approval from SUBLANDLORD which approval shall not be unreasonably withheld (the “Procedures”). SUBTENANT shall not manufacture, test, use, or destroy any chemical or explosive materials on the Leased Premises, other than the Explosive identified in the Procedures, without the express written consent of SUBLANDLORD, which consent shall not be unreasonably withheld. SUBTENANT agrees to use and maintain the Blue Stone Mine in such a condition that maintains and maximally prolongs its integrity and useful life, provided, however, that SUBTENANT shall have no responsibility to SUBLANDLORD for adverse effects to the integrity or useful life of the Blue Stone Mine caused by (i) SUBTENANT’s use of Explosives as specified in this paragraph, or (ii) SUBTENANT’s operations according to the Procedures. SUBTENANT agrees to promptly notify SUBLANDLORD of any actions which it knows or reasonably believes may result in, or is likely to have resulted in, soil or groundwater contamination. In addition, SUBTENANT agrees to periodically inspect and repair the Blue Stone Mine, including without limitation the underhangs in the Blue Stone Mine, so that the Blue Stone Mine is (i) maintained in a safe, lawful condition during the term of this Sublease, and (ii) in substantially the same condition at the end of the term of this Sublease as it was at the commencement date of the DuPont Sublease, subject to normal wear and tear.

(d)           SUBTENANT acknowledges that hazards may be involved in conducting explosions in the Blue Stone Mine, including providing the services under the Tolling Agreement. Accordingly, SUBTENANT agrees to perform all work at the Leased Premises in a careful and workmanlike manner and to take all reasonably necessary precautions in the processing, handling, transportation, and disposal of Explosives, to avoid damage to property or pollution and in compliance with all applicable laws, rules and regulations. In that regard, SUBTENANT shall provide security precautions reasonably required by SUBLANDLORD or Owners to safely process, handle, transport, and dispose of the Explosives.

(e)           SUBLANDLORD shall have the right to immediately require the suspension of the explosions on the Leased Premises upon written notice to SUBTENANT, without liability on the part of SUBLANDLORD to SUBTENANT, if at any time SUBLANDLORD in its reasonable judgment determines that SUBTENANT has materially violated any material provision of this Section 7. The right to conduct explosions should remain suspended until SUBTENANT corrects such violation; provided that SUBTENANT shall have a right of access to the Leased Premises to correct such violations. If SUBTENANT fails to correct any such violation within the time periods set forth in Section 13(a)(iii), an Event of Default shall exist.

8.             TAXES AND ASSESSMENTS.

(a)           For the purpose of this Sublease, the term “Taxes” shall mean all real estate taxes and assessments, including substitutes therefor or supplements thereto, assessed upon, levied against or imposed on the Leased Premises and any improvements, fixtures, and equipment located thereon.

(b)           During the term of this Sublease, SUBTENANT shall pay to SUBLANDLORD, as Additional Rent, for each year during the term of this Sublease, any increase in the real estate taxes levied against the Dunbar Facility over and above the amount of said real estate taxes for the year 1995. Such payment shall be made to SUBLANDLORD, who shall pay such increase in real estate taxes to Owners. It is understood that, because this Sublease is not on a calendar year basis, SUBTENANT’s payment of any increase in real estate taxes levied against the Dunbar Facility over and above the 1995 taxes will be made on a prorata basis.

(c)           SUBTENANT shall pay any and all taxes on its personal property located on Leased Premises directly to the taxing authority.

9.             REPAIR AND MAINTENANCE. SUBTENANT shall have the right to construct, operate, and maintain on the Leased Premises any and all improvements deemed necessary or convenient in connection with the Permitted Use, and shall have the further right at any time to remove any improvements, buildings or other structures of like nature. Facilities, such as protective fencing and gates permanently installed, electrical wiring and air-flow baffle walls are to be left in place at the termination of this Sublease or removed by SUBTENANT at its expense, at SUBLANDLORD’s option.

SUBTENANT agrees that, at its sole cost and expense, it shall keep and maintain the surface area of the Leased Premises (located adjacent to the entrance of the Blue Stone Mine), including all improvements constructed thereon by SUBTENANT, in good repair, replacement, and appearance during the term of this Sublease and will with reasonable promptness make all structural and nonstructural, foreseen and unforeseen, and ordinary and extraordinary changes and repairs of every kind and nature which may be required to be made upon or in connection with Leased Premises or any part thereof in order to keep and maintain Leased Premises in such good repair, replacement and appearance, so that the Leased Premises are in substantially the same condition at the end of the term of this Sublease as they were at the commencement of this Sublease, subject to normal wear and tear. Except as may be required pursuant to Section 12 herein, SUBLANDLORD shall not be required to maintain, repair, or rebuild, or to make any alterations, replacements, or renewals of any nature or description to

Leased Premises or any part thereof, whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen or to maintain Leased Premises or any part thereof in any way, and except as may be required pursuant to Section 12 herein, SUBTENANT hereby expressly waives any right to make repairs or replacements at the expense of SUBLANDLORD which may be provided for in any statute or law in effect at the time of the execution of this Sublease or any statute or law which may thereafter be enacted.

10.           ACCESS-LEASED PREMISES, RECORDS AND INSPECTIONS. SUBLANDLORD or SUBLANDLORD’s agents and designees, upon notice to SUBTENANT, shall have the right to enter upon the Leased Premises, including without limitation, the underground passages of the Blue Stone Mine, at all reasonable times with reasonable advance notice to SUBTENANT, to examine same or to perform any obligation it may have hereunder or with SUBLANDLORD, including without limitation, cleanup of residue from the underground passages of the Blue Stone Mine as provided in Section 12.5; or for any reasons pursuant to any rights under the Tolling Agreement; provided such access rights shall not interfere unreasonably with SUBTENANT’s operation of the Leased Premises or performance of its obligations under the Tolling Agreement.

SUBTENANT agrees to maintain a record of all explosions performed at the Leased Premises in such form and content as SUBLANDLORD reasonably determines from time to time by notice to SUBTENANT. Such records shall include, without limitation, (a) the type and quantity of explosives, and (b) the results of inspections of the Leased Premises and scaling operations inside the Blue Stone Mine. SUBLANDLORD or its designee shall have the right from time to time, at SUBLANDLORD’s cost, to inspect and verify the records kept by SUBTENANT in connection with this Sublease.

11.           REPRESENTATIONS AND WARRANTIES. Except as expressly provided in this Sublease, SUBLANDLORD makes no representations, warranties, or guarantees to SUBTENANT, either expressed or implied, with respect to the subject matter of this Sublease. SUBLANDLORD makes no representations or warranties as to the condition of the underground passages that are not part of the Leased Premises. SUBLANDLORD warrants and represents (a) that the MASTER LEASE is subsisting and is in full force and effect, (b) SUBLANDLORD is not in default under the MASTER LEASE, (c) all rents and charges due thereunder are and shall be paid in accordance with the terms thereof, and (d) that SUBLANDLORD has full right, power and authority to enter into this Sublease. SUBLANDLORD is aware of no reason why the Leased Premises cannot be used by SUBTENANT for the Permitted Use. SUBLANDLORD covenants that, so long as SUBTENANT is not in breach of the terms and conditions of this Sublease, SUBTENANT shall peaceably and quietly have, hold, and enjoy the Leased Premises for the term hereof and any extensions to the term. Except as expressly provided herein, SUBLANDLORD covenants and agrees faithfully to observe and perform all of the terms, covenants, and conditions of the MASTER LEASE on the part of SUBLANDLORD to be performed with respect to the Leased Premises (except as required to be performed by SUBTENANT hereunder), and neither to do nor cause to be done, nor suffer, nor permit any act or thing to be done which would or might cause the MASTER LEASE TO BE canceled, terminated, forfeited, or surrendered or which shall make SUBLANDLORD liable for any damages, claims, or penalties under the provisions of the MASTER LEASE. SUBLANDLORD covenants and agrees to keep the MASTER LEASE in good standing for the term hereof and any extension hereof.

EACH PARTY DISCLAIMS AND WAIVES ALL OTHER WARRANTIES NOT EXPRESSLY SET FORTH HEREIN INCLUDING ANY IMPLIED WARRANTIES AND WARRANTIES IMPOSED BY LAW, INCLUDING WARRANTIES OF MERCHANTABILITY, AND WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE.

The parties acknowledge that the MASTER LEASE has not been signed by all Owners of the Dunbar Facility. SUBLANDLORD has no reason to believe that any of such Owners will disturb SUBTENANT’s use or adversely affect SUBTENANT’s peaceful, quiet enjoyment and possession of the Leased Premises. In the event that any of such Owners’ attempt to disturb SUBTENANT’s use of the Leased Premises or adversely impact SUBTENANT’s peaceful, quiet enjoyment and possession of the Leased Premises, SUBLANDLORD and SUBTENANT shall cooperate to promptly seek to discontinue the acts of such Owners.

12.           INDEMNIFICATION AND LIMITATION OF LIABILY. The following indemnification and limitations of liability shall apply:

12.1         (a)           SUBTENANT agrees to defend, indemnify and hold harmless SUBLANDLORD (including, its officers, directors, employees, subcontractors and agents) from and against any and all liability, claims, injuries (including death resulting therefrom), property damage, fine, penalty or assessment by any public agency, cost or expense (including costs of defense, settlement and reasonable attorneys’ fees), which (1) except as provided in Section 12.2 below, are solely and directly caused by the SUBTENANT’s acts including without limitation, acts of negligence, gross negligence or willful misconduct of SUBTENANT, its agents, employees or subcontractors associated with, or arising out of the use of the Leased Premises under this Sublease or the Dupont Sublease, or the performance of this

Sublease or the Dupont Sublease, including any failure to comply with any pertinent Federal, State or local law, statute, regulation, rule, or (2) are caused jointly by acts of SUBTENANT including without limitation, negligence, gross negligence or willful misconduct by SUBTENANT, its agents, employees or subcontractors and any acts by any third party or parties. The term “liability” employed in the preceding sentence, and SUBTENANT’s indemnification obligation, includes any strict liability imposed at law, asserted against SUBLANDLORD. SUBTENANT’s obligations under this Section 12.1(a) shall survive the expiration or termination of the Dupont Sublease or this Sublease.

(b)           SUBLANDLORD agrees to defend, indemnify and hold harmless SUBTENANT (including its officers, directors, employees and agents) from and against any and all liability, claim, injury (including death resulting therefrom), property damage, fine, penalty or assessment by any public agency, cost or expense (including costs of defense, settlement and reasonable attorneys’ fees), which (1) are solely and directly caused by the negligence, gross negligence of willful misconduct of SUBLANDLORD, its agents, employees or subcontractors associated with, or arising from SUBLANDLORD’s obligations under this Agreement, or (2) are caused jointly by acts of SUBLANDLORD including without limitation negligence, gross negligence or willful misconduct by SUBLANDLORD, its agents, employees or subcontractors and any acts by any third party or parties. The term “liabilities” employed in the preceding sentence, and SUBLANDLORD’s indemnification obligation, includes any strict liability imposed at law asserted against SUBTENANT.

(c)           Where acts or omissions of the nature referred to in paragraphs 12.1(a) and (b) by both SUBTENANT and SUBLANDLORD (including their respective officers, directors, employees, subcontractors or agents) have caused any liabilities, damages, fines, penalties, costs, claims, demands and expenses, whether or not a third party’s acts or omissions also were causal (other than those arising out of or relating to any date prior to the date of this Sublease), SUBTENANT and SUBLANDLORD shall contribute to their common liability a pro rata share based upon the relative degree of fault of each. In such a case the parties shall share all costs equally until (i) there is a final court judgment allocating fault between the parties, or (ii) the parties agree to such an allocation.

SUBLANDLORD’s indemnity shall not extend to acts or omissions of SUBLANDLORD or any third party with respect to the underground passages of the Blue Stone Mine that are not part of the Leased Premises.

(d)           The provisions of this paragraph 12 shall survive the termination of this Sublease.

12.2         Notwithstanding paragraph 12.1, with respect to any environmental issue (e.g., any environmental contamination, hazardous wastes or substances, or compliance with any environmental law, regulation, and/or ordinance), the following indemnifications shall apply:

(a)  Except as expressly provided in this Agreement, SUBTENANT agrees to defend, indemnify and hold harmless SUBLANDLORD (including, its officers, directors, employees and agents) from and against all liabilities (including third party liabilities) losses, claims, damages, property damage, demands, judgments, fines or penalties insofar as not prohibited by law, costs and expenses (including, without limitation, clean-up costs and reasonable attorneys’ fees and disbursements) which arise, or are alleged to arise from and after July 22, 1996, from or in connection with (1) SUBTENANT’s violation of, or SUBTENANT’s non-compliance with, any federal, state or local environmental law relating to or arising out of SUBTENANT’s operation of the Explosion Business or operations under the Tolling Agreement at the Leased Premises. The foregoing shall survive the expiration or termination of this Sublease.

(b)  Except as provided for in Section 12.5, SUBLANDLORD agrees to defend, indemnify and hold harmless SUBTENANT (including its officers, directors, employees, agents and partners, and the respective officers, directors, employees and agents of said partners) from and against all liabilities (including third party liabilities), losses, claims, damages, property damage, demands, judgments, fines or penalties insofar as not prohibited by law, costs and expenses (including, without limitation, clean-up costs and reasonable attorneys’ fees and disbursements) which arise, or are alleged to arise after the date hereof and from or in connection with (1) SUBLANDLORD’s violation of any federal, state or local environmental law, or (2) SUBLANDLORD’s non-compliance with any federal, state or local environmental law relating to the Leased Premises.

12.3         Notwithstanding any other provisions in this Sublease to the contrary, neither party nor its shareholders, partners, agents, contractors, vendors or their employees, shall be liable to the other for consequential or indirect loss or damage, including loss of profit, loss of use, loss of operating time, loss of revenue, increased costs of producing revenues, cost of capital, or loss of goodwill, even if such party has been advised of the possibility of such damages. The parties further agree that the waivers and disclaimers of liability, indemnities, releases from liability, sole remedy provisions and limitations on liability expressed in this Sublease shall survive termination or expiration of this Sublease, and shall apply (unless otherwise expressly indicated), whether in contract, equity, tort or otherwise, even in the event of the fault, negligence, including sole negligence, strict liability, or breach of warranty of the party indemnified, released or whose liabilities are limited, and shall extend to the partners, contractors, subcontractors, suppliers, directors, officers and employees, agents and related or affiliated entities of such party, and their partners, directors, officers and employees.

12.4         If the expiration or earlier termination of this Sublease activates any environmental law requiring audits and/or filings, (except as provided in Paragraph 12.5 and 12.6 below) SUBTENANT shall bear the cost of any such audits and filings required by such laws insofar as they effect the Leased Premises unless such termination is due to the fault of the SUBLANDLORD.

12.5         SUBLANDLORD and SUBTENANT acknowledge and agree that Dupont has been conducting explosive operations in the underground passages of the Leased Premises for thirty (30) years prior to the date of the Dupont Sublease, and that such underground passages contain residue resulting from the detonation of Explosives or other explosive materials (the “Explosive Residue”). Dupont has agreed to remove and dispose of the Explosive Residue at a reasonable time prior to expiration or termination of the MASTER LEASE, or as required by law, whichever is earlier. Dupont shall in consultation with SUBTENANT prepare a plan for removal and disposal of the Explosive Residue. Dupont and SUBTENANT agree to share the costs and expenses of removal and disposal of the Explosive Residue pro rata based on the number of years that the parties have been operating at the Leased Premises. The parties acknowledge that SUBTENANT may, at SUBTENANT’s option and at SUBTENANT’s cost and expense, partially remove and dispose of the Explosive Residue in order to facilitate operations of the Permitted Use at the Leased Premises. SUBLANDLORD shall have no responsibility for (a) the presence of the Explosive Residue in the underground passages of the Leased Premises, or (b) any removal and disposal of Explosive Residue.

SUBTENANT shall indemnify SUBLANDLORD for SUBTENANT’s obligation with respect to the foregoing to the full extent set forth in Section 12.1.

13.           DEFAULT.

(a)           Any of the following occurrences, conditions or acts shall constitute an “Event of Default” under this Sublease:

(i)            If SUBTENANT defaults in making payment when due of any installment of Annual Rent, Additional Rent or other amount payable hereunder by SUBTENANT to SUBLANDLORD, and such default continues for a period of fifteen (15) days after SUBLANDLORD shall have given notice to SUBTENANT specifying such default;

(ii)           If SUBTENANT makes an assignment of this Sublease or sublets all or a portion of the Leased Premises, except as is provided in Paragraph 17 herein; or

(iii)          If SUBTENANT defaults in the observance or performance of any provision of this Sublease (other than those provisions referenced hereinabove under subparagraph (a)(i) and (ii)), or fails to take the action required by Section 7, and such default continues for a period of thirty (30) days after SUBLANDLORD shall have given notice to SUBTENANT specifying such default; provided, however, if such default cannot be wholly cured within such thirty (30) day period, then SUBTENANT shall not be deemed to be in default so long as SUBTENANT has commenced the cure of such default within said thirty (30) day period and continues, with due diligence, to prosecute said cure;

(b)           If an Event of Default shall occur, the following provisions shall apply and SUBLANDLORD shall have, in addition to all other rights and remedies available at law or in equity, the rights and remedies set forth therein, which rights and remedies may be exercised upon or at any time following the occurrence of an Event of Default unless, prior to such exercise, SUBLANDLORD shall agree in writing with SUBTENANT that the Event(s) of Default has been cured by SUBTENANT in all respects.

(i)            Acceleration of Rent. By notice to SUBTENANT, SUBLANDLORD shall have the right to accelerate all Annual Rent and any other amount due hereunder and otherwise payable in installments over the remainder of the Term, and, at SUBLANDLORD’s option, any other Additional Rent to the extent that such Additional Rent can be determined and calculated to a fixed sum; and the amount of accelerated rent to the termination date, without further notice or demand for payment, shall be due and payable by SUBTENANT within five (5) days after SUBLANDLORD has so notified SUBTENANT, such amount collected from SUBTENANT shall be discounted to present value using an interest rate of six percent (6%) per annum. Additional Rent which has not been included, in whole or in part, in accelerated rent, shall be due and payable by SUBTENANT during the remainder of the Term, in the amounts and at the times otherwise provided for in this Sublease.

Notwithstanding the foregoing or the application of any rule of law based on election of remedies or otherwise, if SUBTENANT fails to pay the accelerated rent in full when due, SUBLANDLORD thereafter shall have the right by notice to SUBTENANT, (i) to terminate SUBTENANT’s further right to possession of the Leased Premises and (ii) to terminate this Sublease under subparagraph (b) below; and if SUBTENANT shall have paid part but not all of the accelerated rent, the portion thereof attributable to the period equivalent to the part of the Term remaining after SUBLANDLORD’s termination of possession or termination of this Sublease shall be applied by SUBLANDLORD against SUBTENANT’s obligations owing to SUBLANDLORD, as determined by the applicable provisions of subparagraphs (c) and (d) below.

(ii)           Termination of Sublease. By notice to SUBTENANT, SUBLANDLORD shall have the right to terminate this Sublease as of a date specified in the notice of termination and in such case, SUBTENANT’s rights, including any based on any option to renew, to the possession and use of the Leased Premises shall end absolutely as of the termination date; and this Sublease shall also terminate in all respects except for the provisions hereof regarding SUBLANDLORD’s damages and SUBTENANT’s liabilities arising prior to, out of and following the Event of Default and the ensuing termination.

Following such termination and the notice of same provided above (as well as upon any other termination of this Sublease by expiration of the Term or otherwise) SUBLANDLORD immediately shall have the right to recover possession of the Leased Premises; and to that end, SUBLANDLORD may enter the Leased Premises and take possession, without the necessity of giving SUBTENANT any notice to quit or any other further notice, with or without legal process or proceedings, and in so doing SUBLANDLORD may remove SUBTENANT’s property (including any improvements or additions to the Leased Premises which SUBTENANT made, unless made with SUBLANDLORD’s consent which expressly permitted SUBTENANT to not remove the same upon expiration of the Term), as well as the property of others as may be in the Leased Premises, and make disposition thereof in such manner as SUBLANDLORD may deem to be commercially reasonable and necessary under the circumstances.

(c)           Subtenant’s Continuing Obligations/Sublandlord’s Reletting Rights.

(i)            Unless and until SUBLANDLORD shall have terminated this Sublease under subparagraph (b) above, SUBTENANT shall remain fully liable and responsible to perform all of the covenants and to observe all the conditions of this Sublease throughout the remainder of the Term to the early termination date; and, in addition, SUBTENANT shall pay to SUBLANDLORD, upon demand and as Additional Rent, the total sum of all damages in (d) below, as SUBLANDLORD incurs, because of any Event of Default having occurred.

(ii)           If SUBLANDLORD either terminates SUBTENANT’s right to possession without terminating this Sublease or terminates this Sublease and SUBTENANT’s leasehold estate as above provided, then, subject to the provisions below, SUBLANDLORD shall have the unrestricted right to relet the Leased Premises or any part(s) thereof to such tenant(s) on such provisions and for such period(s) as SUBLANDLORD may deem appropriate. If SUBLANDLORD relets the Leased Premises after such a default, the costs recovered from SUBTENANT shall be reallocated to take into consideration any additional rent which SUBLANDLORD receives from the new tenant which is in excess to that which was owed by SUBTENANT.

(d)           Sublandlord’s Damages.

(i)            Upon the occurrence of an Event of Default, the damages which SUBLANDLORD shall be entitled to recover from SUBTENANT shall be the sum of:

(A)          all Annual Rent and Additional Rent accrued and unpaid as of the termination date; and

(B)           (1)  all costs and expenses incurred by SUBLANDLORD in recovering possession of the Leased Premises, including removal and storage of SUBTENANT’s property, (2) the costs and expenses of restoring the Leased Premises to the condition in which the same were to have been surrendered by SUBTENANT as of the expiration of the Term, and (3) the costs of reletting commissions; and

(C)           all Annual Rent and Additional Rent (to the extent that the amount(s) of Additional Rent has been then determined) otherwise payable by SUBTENANT over the remainder of the Term as reduced to present value.

Less deducting from the total determined under subparagraphs (A), (B) and (C) all Annual Rent and all other Additional Rent to the extent determinable as aforesaid, (to the extent that like charges would have been payable by SUBTENANT) which SUBLANDLORD receives from other tenant(s) by reason of the leasing of the Leased Premises or part during or attributable to any period falling within the otherwise remainder of the Term.

(ii)           The damage sums payable by SUBTENANT under the preceding provisions of this paragraph (d) shall be payable on demand from time to time as the amounts are determined; and if from SUBLANDLORD’s subsequent receipt of rent as aforesaid from reletting, there be any excess payment(s) by SUBTENANT by reason of the crediting of such rent thereafter received, the excess payment(s) shall be refunded by SUBLANDLORD to SUBTENANT, without interest.

(iii)          SUBLANDLORD may enforce and protect the rights of SUBLANDLORD hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, and for the enforcement of any other appropriate legal or equitable remedy, including, without limitation, injunctive relief, and for recovery of all moneys due or to become due from SUBTENANT under any of the provisions of this Sublease.

(e)           Sublandlord’s Right to Cure. Without limiting the generality of the foregoing, if SUBTENANT shall be in default in the performance of any of its obligations hereunder, SUBLANDLORD, without being required to give SUBTENANT any notice or opportunity to cure, may (but shall not be obligated to do so), in addition to any other rights it may have in law or in equity, cure such default on behalf of SUBTENANT, and SUBTENANT shall reimburse SUBLANDLORD upon demand for any sums paid or costs incurred by SUBLANDLORD in curing such default, including reasonable attorneys’ fees and other legal expenses, together with interest at 10% per annum Rate from the dates of SUBLANDLORD’s incurring of costs or expenses.

SUBTENANT further waives the right to any notices to quit as may be specified in the SUBLANDLORD and SUBTENANT Act of Pennsylvania, Act of April 6, 1951, as amended, or any similar or successor provision of law, and agrees that five (5) days notice shall be sufficient in any case where a longer period may be statutorily specified.

(i)            Additional Remedies. In addition to, and not in lieu of any of the foregoing rights granted to SUBLANDLORD:WHEN THIS SUBLEASE OR TENANT’S RIGHT OF POSSESSION SHALL BE TERMINATED BY COVENANT OR CONDITION BROKEN, OR FOR ANY OTHER REASON, EITHER DURING THE TERM OF THIS SUBLEASE OR ANY RENEWAL OR EXTENSION THEREOF, AND ALSO WHEN AND AS SOON AS THE TERM HEREBY CREATED OR ANY EXTENSION THEREOF SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY AS ATTORNEY FOR TENANT TO FILE AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING UNDER SUBTENANT, WHEREUPON, IF SUBLANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OF PROCEEDINGS, WHATSOEVER, AND PROVIDED THAT IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE

SAME SHALL BE DETERMINED AND THE POSSESSION OF THE PREMISES HEREBY DEMISED REMAIN IN OR BE RESTORED TO SUBTENANT, SUBLANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON THE TERMINATION OF THIS SUBLEASE AS HEREINBEFORE SET FORTH, TO BRING ONE OR MORE ACTION OR ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE SAID PREMISES.

In any action to confess judgment in ejectment, SUBLANDLORD shall first cause to be filed in such action an affidavit made by it or someone acting for it setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence, and if a true copy of this Sublease (and of the truth of the copy such affidavit shall be sufficient evidence) be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of Court, custom or practice to the contrary notwithstanding.

                    (INITIAL). SUBTENANT WAIVER. SUBTENANT SPECIFICALLY ACKNOWLEDGES THAT SUBTENANT HAS VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVED CERTAIN DUE PROCESS RIGHTS TO A PREJUDGMENT HEARING BY AGREEING TO THE TERMS OF THE FOREGOING PARAGRAPHS REGARDING CONFESSION OF JUDGMENT IN EJECTION. SUBTENANT FURTHER SPECIFICALLY AGREES THAT IN THE EVENT OF DEFAULT, SUBLANDLORD MAY PURSUE MULTIPLE REMEDIES INCLUDING OBTAINING POSSESSION PURSUANT TO A JUDGMENT BY CONFESSION OF EJECTION AND ALSO OBTAINING A MONEY JUDGMENT FOR PAST DUE AND

ACCELERATED AMOUNTS AND EXECUTING UPON SUCH JUDGMENT. SUBTENANT SPECIFICALLY WAIVES ANY CLAIM AGAINST SUBLANDLORD AND SUBLANDLORD’S COUNSEL FOR VIOLATION OF SUBTENANT’S CONSTITUTIONAL RIGHTS IN THE EVENT THAT EJECTION IS CONFESSED PURSUANT TO THIS SUBLEASE.

(f)            Interest on Damage Amounts. Any sums payable by SUBTENANT hereunder, which are not paid after the same shall be due, shall bear interest from that day until paid at the rate of four (4%) percent over the then Prime Rate as published daily under the heading “Money Rates” in The Wall Street Journal, unless such rate be usurious as applied to SUBTENANT, in which case the highest permitted legal rate shall apply (the “Default Rate”).

(g)           SUBLANDLORD’s Statutory Rights. SUBLANDLORD shall have all rights and remedies now or hereafter existing at law or in equity with respect to the enforcement of SUBTENANT’s obligations hereunder and the recovery of the Leased Premises. No right or remedy herein conferred upon or reserved to SUBLANDLORD shall be exclusive of any other right or remedy, but shall be cumulative and in addition to all other rights and remedies given hereunder or now or hereafter existing at law. SUBLANDLORD shall be entitled to injunctive relief in case of the violation, or attempted or threatened violation, of any covenant, agreement, condition or provision of this Sublease, or to a decree compelling performance of any covenant, agreement, condition or provision of this Sublease.

(h)           Remedies Not Limited. Nothing herein contained shall limit or prejudice the right of SUBLANDLORD to exercise any or all rights and remedies available to SUBLANDLORD by reason of default or to prove for and obtain in proceedings under any bankruptcy or insolvency laws, an amount equal to the maximum allowed by any law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damage referred to above.

(i)            No Waiver by SUBLANDLORD. No delay or forbearance by SUBLANDLORD in exercising any right or remedy hereunder, or SUBLANDLORD’s undertaking or performing any act or matter which is not expressly required to be undertaken by SUBLANDLORD shall be construed, respectively, to be a waiver of SUBLANDLORD’s rights or to represent any agreement by SUBLANDLORD to undertake or perform such act or matter thereafter. Waiver by SUBLANDLORD of any breach by SUBTENANT of any covenant or condition herein contained (which waiver shall be effective only if so expressed in writing by SUBLANDLORD) or failure by SUBLANDLORD to exercise any right or remedy in respect of any such breach shall not constitute a waiver or relinquishment for the future of SUBLANDLORD’s right to have any such covenant or condition duly performed or observed by SUBTENANT, or of SUBLANDLORD’s rights arising because of any subsequent breach of any such covenant or condition nor bar any right or remedy of SUBLANDLORD in respect of such breach or any subsequent breach. SUBLANDLORD’s receipt and acceptance of any payment from SUBTENANT which is tendered not in conformity with the provisions of this Sublease or following an Event of Default (regardless of any endorsement or notation on any check or any statement in any letter accompanying any payment) shall not operate as an accord and satisfaction or a waiver of the right of SUBLANDLORD to recover any payments then owing by SUBTENANT which are not paid in full, or act as a bar to the termination of this Sublease and the recovery of the Leased Premises because of SUBTENANT’s previous default.

14.           INSURANCE.

(a)           SUBTENANT shall at its expense obtain and maintain, or cause to be obtained and maintained, insurance during the term of this Sublease. Comprehensive or Commercial General Liability Insurance with bodily injury and property damage combined single limits of at least Ten Million Dollars ($10,000,000) per occurrence, with a deductible of not more than One Hundred Thousand Dollars ($100,000). Such insurance shall include, but not necessarily be limited to, specific coverage for contractual liability encompassing the indemnification provisions in Paragraph 12, broad form property damage liability, personal injury liability, explosion and collapse hazard coverage, and products/completed operations liability.

(b)           The amounts of insurance required in this Paragraph 14 may be satisfied by SUBTENANT purchasing primary coverage in the amounts specified or by buying a separate excess Umbrella Liability policy together with lower limit primary underlying coverage. The structure of the coverage is SUBTENANT’s option, so long as the total amount of insurance meets the requirements of this Paragraph 14. The coverages described above and any Umbrella or Excess coverage should be “occurrence” form policies. The insurance requirements listed above are minimum requirements. SUBLANDLORD and SUBTENANT shall annually renegotiate these minimum insurance requirements to reflect increases in insured values where applicable. Further, neither failure to comply nor full compliance by either party with the insurance provisions of this Agreement shall limit or relieve SUBTENANT OR SUBLANDLORD from indemnifying and holding harmless SUBLANDLORD OR SUBTENANT, as the case may be, in compliance with the provisions of this Agreement.

(c)           SUBLANDLORD shall at its expense obtain and maintain, or cause to be obtained and maintained, insurance covering its interests during the term of this Sublease.

(d)           Upon SUBLANDLORD’s request, certificates of insurance evidencing the coverages required above of SUBTENANT shall be filed with SUBLANDLORD. Such certificates shall provide that the insurer will give SUBLANDLORD thirty (30) days advance notice of any changes in or cancellation of coverage. SUBTENANT shall name SUBLANDLORD as an additional insured under all policies of insurance relating to the Leased Premises

Neither failure of SUBTENANT or SUBLANDLORD to comply with any or all of the insurance provisions of the Agreement, nor the failure to secure endorsements on the policies as may be necessary to carry out the terms and provisions of the Agreement, shall be construed to limit or relieve SUBTENANT or SUBLANDLORD from any of its obligations under the Agreement, including the Insurance Article.

15.           WAIVER OF SUBROGATION. Each party hereto, and anyone claiming through or under them by way of subrogation, waives and releases any cause of action it might have against the other party and their respective employees, officers, members, shareholders, partners, trustees and agents, on account of any loss or damage that is insured against under any insurance policy required to be obtained hereunder (to the extent that such loss or damage is recoverable under such insurance policy) that covers the Leased Premises, SUBLANDLORD’s or SUBTENANT’s fixtures, personal property, leasehold improvements or business and which names SUBLANDLORD or SUBTENANT, as the case may be, as a party insured. Each party hereto agrees that it will cause its insurance carrier to endorse all applicable policies waiving the carrier’s right of recovery under subrogation or otherwise against the other party. During any period while such waiver of right of recovery is in effect, each party shall look solely to the proceeds of such policies for compensation for loss, to the extent such proceeds are paid under such policies.

16.           CASUALTY. If, during the term of this Sublease, the Leased Premises, including the Blue Stone Mine, shall be destroyed, or so injured or damaged by fire, the elements, acts of God, or other insurable casualty, structural defects or from any other cause so as to be unfit for occupancy and not be economically feasible for the operation of the Explosion Business, this Sublease shall, at SUBTENANT’s option, terminate and SUBTENANT shall not be liable to pay rent after such occurrence. If the injury or damage is such that SUBTENANT notifies SUBLANDLORD as soon as reasonably possible (but in no event more than ninety (90) days after such injury) that the SUBTENANT is diligently pursuing plans for restoration of the Leased Premises and within ninety (90) working days from the delivery of such notice, either restores the Leased Premises, or, if such restoration cannot be completed in ninety (90) working days, commences and diligently pursues such restoration, this Sublease shall not be terminated but the rent shall be suspended as to that portion of the Leased Premises rendered untenantable or unsuitable for the operation of SUBTENANT’s business and in such case any rent paid in advance but unearned shall be refunded to SUBTENANT. If SUBTENANT does not notify SUBLANDLORD within the time hereinabove specified or if as soon as possible (but in no event longer than ninety (90) working days after the date of the injury), SUBTENANT (a) is not diligently pursuing the necessary repairs, or (b) the Parties agree that the repairs cannot be completed within one hundred eighty (180) days following the date of such notice, then this

Sublease may immediately be terminated by SUBLANDLORD and neither party shall have any further obligations hereunder, except those specifically intended to survive termination.

17.           QUIET ENJOYMENT. SUBLANDLORD covenants and warrants that, as long as no Event of Default shall have occurred and be continuing under this Sublease, SUBLANDLORD or persons claiming by, through or under SUBLANDLORD will take no action or neglect to take any action which interferes with the peaceful and quiet enjoyment and possession of the Leased Premises by SUBTENANT for the term hereof and any extensions to the term.

18.           ASSIGNMENT AND SUBLETTING.

(a)           SUBTENANT shall have the right to assign its rights and duties under this Sublease, either as collateral security or to an affiliate of SUBTENANT created in connection with the financing arrangements entered into by SUBTENANT or otherwise, by notifying SUBLANDLORD of such assignment. In the event of any such assignment, SUBTENANT shall continue to remain primarily liable for performance hereunder for the term of this Sublease, including any renewals. “Affiliate” means an entity controlled by or under the control of SUBTENANT or SUBTENANT’s parent, SNPE, Inc. “Control” or “Controlled” means ownership of more than 50% of the ownership interests of such entity or the ability to elect a majority of the board or other governing body of such entity.

(b)           Except as provided in this Sublease, neither party may assign this Sublease in whole or in part, or any rights granted hereunder, without the prior written consent of the other party, which consent shall not be unreasonably withheld so long as no Event of Default shall have occurred and then be continuing. Except as provided in this Sublease, any transfer, assignment, delegation or attempted transfer, assignment or delegation under this Sublease or of any of such rights or duties herein granted or imposed whether voluntary, by operation of law or otherwise, without consent in writing, shall cause this Sublease to be terminated at the election of the party whose written consent has not been obtained. SUBTENANT shall not, without the prior written consent of SUBLANDLORD, sublet any portion of the Leased Premises. Subject to the foregoing, this Sublease shall be binding upon and shall inure to the benefit of the parties and their successors and assigns.

Notwithstanding anything to the contrary contained herein, SUBLANDLORD may assign this Sublease to the purchaser of all or substantially all of SUBLANDLORD’s Business.

19.           GOVERNING LAW. This Sublease and the performance thereof shall be governed, interpreted, construed and regulated by the laws of the Commonwealth of Pennsylvania.

20.           CONSENT TO JURISDICTION. SUBTENANT hereby consents to the exclusive jurisdiction of the state and federal courts located in any county in the Commonwealth of Pennsylvania to resolve any dispute arising under this Sublease or in connection with SUBTENANT’s use, occupancy or enjoyment of the Leased Premises.

21.           SURRENDER. SUBTENANT hereby agrees to surrender the Leased Premises in good condition and repair, normal wear and tear excepted. Notwithstanding anything herein to the contrary (except if required by law), SUBTENANT shall be required to have performed a Phase 1 environmental audit upon the termination or expiration of this Sublease at its sole expense. SUBTENANT shall have no right to hold over beyond the expiration of the Term and in the event SUBTENANT shall fail to deliver possession of the Leased Premises as herein provided, such occupancy shall not be construed to effect or constitute other than a tenancy at sufferance. During any period of occupancy beyond the expiration of the Term the amount of rent owed to SUBLANDLORD by SUBTENANT shall automatically become one hundred fifty percent (150%) the Annual Rent as those sums are at that time calculated under the provisions of the Sublease. If SUBTENANT fails to surrender the space within thirty (30) days of the termination date, SUBLANDLORD may elect to automatically extend the Term for an additional month or additional year, at SUBLANDLORD’s option, with an Annual Rent of one hundred and fifty percent (150%) the sum of the Annual Rent as those sums are at that time calculated under the provisions of the Sublease. The acceptance of rent by SUBLANDLORD or the failure or delay of SUBLANDLORD in notifying or evicting SUBTENANT following the expiration or sooner termination of the Term shall not create any tenancy rights in SUBTENANT and any such payments by SUBTENANT may be applied by SUBLANDLORD against its costs and expenses, including attorney’s fees incurred by SUBLANDLORD as a result of such holdover. The provisions of this Paragraph shall survive the expiration or sooner termination of this Sublease.

22.           AMENDMENT AND RECORDATION. This Sublease may not be amended, supplemented, or modified, except by an instrument in writing, signed by SUBLANDLORD and SUBTENANT. This Sublease may not be recorded by either party provided that either party may record a memorandum of lease of this Sublease.

23.           WAIVER. Failure of SUBLANDLORD or SUBTENANT to complain of any act or omission on the part of the other party, no matter how long the same may continue, shall not be deemed to be a waiver by said party of any of its rights hereunder. No waiver by SUBLANDLORD or SUBTENANT at any time, express or implied, of any breach of any provision of this Sublease shall be deemed a waiver of a breach of any other provision of this Sublease or a consent to any subsequent breach of the same or any other provision.

24.           BROKER. Each party hereby represents and warrants to the other party that it has not dealt with any real estate broker or finder in connection with the transaction evidenced by this Sublease, and said party agrees to indemnify, defend and hold harmless the other party from and against any threatened or asserted claims, liabilities, losses or judgments (including reasonable attorneys’ fees and disbursements) by any such broker or finder claiming to have dealt with the indemnifying party. This provision shall survive the termination or expiration of this Sublease.

25.           NOTICES. Every notice, approval, consent or other communication required or permitted under this Sublease shall be in writing, shall be deemed to have been duly given three days after mailing by US Mail and or next day if by nationally known overnight carrier for priority next day delivery, and shall be valid only if either served personally on the party to whom notice is to be given, or mailed to the party to whom notice is to be given, by first class registered or certified mail, return receipt requested, or by nationally recognized overnight carrier for next day priority delivery, in each case postage prepaid, and addressed to the addressee at the address stated opposite its name below, or at the most recent address specified by written notice given to the other party in the manner provided in this Paragraph.

To SUBLANDLORD

Mypodiamond, Inc.

200 North Repauno Ave.

Gibbstown, NJ  08027

with a copy to:

Richard P. Eckman

Pepper Hamilton LLP

1201 Market Street

Suite 1600

Wilmington, DE 19801

To SUBTENANT

Dynamic Materials Corporation

551 Aspen Ridge Drive

Lafayette, CO  80026

Attn:  Chief Executive Officer

26.           PARTIAL INVALIDITY. If any term, covenant, condition or provision of this Sublease or the application thereof to any person or circumstance shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Sublease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition and provision of this Sublease shall be valid and be enforced to the fullest extent permitted by law. Any provision of this Sublease which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent to which it is held invalid or unenforceable, but any such invalidity or unenforceability shall not invalidate or render unenforceable such provision in any other jurisdiction.

27.           NO PARTNERSHIP. Nothing in this Sublease or the transaction for which it is written shall constitute or create a joint venture, partnership, agency or any other similar arrangement between SUBLANDLORD and SUBTENANT, and neither party is authorized to act as agent for the other party.

28.           CAPTIONS. Titles or captions of Paragraphs contained in this Sublease are inserted only as a matter of convenience and for reference, and in no way define, limit,

extend, describe or otherwise affect the scope or meaning of this Sublease or the intent of any provision hereof. All Exhibits attached hereto shall be considered a part hereof as though fully set forth herein.

29.           COUNTERPARTS. The parties may execute this Sublease in two (2) or more counterparts, which shall, in the aggregate, be signed by both the parties; and each counterpart shall be deemed an original instrument as against any party who has signed it.

30.           SUCCESSION. All of the covenants, agreements, conditions and undertakings of this Sublease shall extend and inure to and be binding upon the successors and permitted assigns of the respective parties hereto.

31.           WAIVER OF JURY TRIAL. EACH PARTY KNOWINGLY WAIVES THEIR RIGHT TO A JURY TRIAL.

32.           THIRD PARTY BENEFICIARIES. There are no third party beneficiaries to this Sublease.

33.           TIME OF THE ESSENCE. Time is of the essence under this Sublease.

IN WITNESS WHEREOF, the parties hereunto have caused this Agreement to be executed on the day and year first above written.

MYPODIAMOND, INC.

By:

Print Name:

Title:

Date:

DYNAMIC MATERIALS CORPORATION

By:

Print Name:

Title:

Date: